Exhibit 99.1

NRG Yield, Inc. Reports Third Quarter 2014 Financial Results,

Announces Acquisition of Second Set of Assets from NRG, and Raises Quarterly Dividend by 2.7%

Financial Highlights(1)

•                  $140 million of Adjusted EBITDA in the third quarter of 2014 including $17 million of Adjusted EBITDA from the newly acquired Alta Wind portfolio

•                  $94 million of Cash Available for Distribution (CAFD) in the third quarter of 2014

•                  $0.365 per share quarterly dividend to Class A common stock ($1.46 per share annualized) paid on September 15, 2014 to shareholders of record as of September 2, 2014

Increasing Dividend

•                  2.7% quarter-over-quarter increase in dividend payable in fourth quarter of 2014 for the Company’s Class A common stock to $0.375 per share ($1.50 per share annualized)

•                  25% year-over-year increase in annualized dividend per share (from $1.20 annualized in fourth quarter 2013 to $1.50 annualized in fourth quarter 2014)

Closed the Acquisition of Alta Wind

•                  On August 12, 2014, NRG Yield completed the acquisition of 947 megawatts of Alta Wind portfolio from Terra-Gen Power, LLC

Announcing Acquisition of Second Set of Assets from NRG

•                  On November 4, 2014, NRG Yield entered into definitive agreement with NRG Energy, Inc., to acquire the following facilities in an all-cash transaction for $480 million, subject to customary working capital adjustments, including the assumption of approximately $746 million(2) of project debt

•                  Walnut Creek — 500 MW natural gas facility located in City of Industry, CA

•                  Tapestry — three wind facilities totaling 204 MW; including Buffalo Bear 19 MW in Oklahoma, Taloga 130 MW in Oklahoma, and Pinnacle 55 MW in West Virginia

•                  Laredo Ridge — 81 MW wind facility located in Petersburg, NE

•                  Expected to increase annual run-rate Adjusted EBITDA and CAFD by $120 million and by $35 million respectively

•                  NRG Yield will utilize cash on hand as well as availability under the existing credit facility to fund the transaction, which it expects to close by the end of 2014

Reaffirming 2014 and Initiating 2015 Financial Guidance(3)

(1)  In accordance with GAAP, 2014 and 2013 results restated to include full impact of the assets in the ROFO drop-down transaction which closed on June 30, 2014

(2)  Prior to the closing of the transaction, debt associated with Laredo Ridge will be refinanced. As of September 30, 2014 total project debt for the three assets was approximately $705 million.

(3)  This guidance does not include the impact of the planned acquisition of Walnut Creek, Tapestry, and Laredo Ridge. Following closing of transaction, guidance will be updated accordingly.

•                  Full year 2014 guidance of $455 million Adjusted EBITDA and $145 million CAFD

•                  Full year 2015 guidance of $585 million Adjusted EBITDA and $160 million CAFD

PRINCETON, NJ; November 5, 2014 — NRG Yield, Inc., (NYSE: NYLD) today reported third quarter 2014 Adjusted EBITDA of $140 million and CAFD of $94 million. Net income for the third quarter was $31 million. Net income attributable to Class A shareholders was $6 million or $0.20 per diluted Class A common share.

“Excellent performance across all operating segments allowed NRG Yield to post strong third quarter results. Having established with NRG an efficient drop-down process, when coupled with the Alta acquisition, NRG Yield is well positioned to deliver a consistent, predictable, and steadily growing stream of cash flows to our shareholders,” said NRG Yield’s Chairman and Chief Executive Officer David Crane. “Furthermore, NRG Yield’s strong liquidity position provides the flexibility needed to actively seek assets that fit our growth profile.”

Overview of Financial and Operating Results

Note 1: NRG Yield closed on its initial public offering (IPO) on July 22, 2013. Results for periods prior to the IPO are attributable to its predecessor.

Note 2: In accordance with GAAP, 2014 and 2013 results have been restated to include full impact of the assets in the ROFO drop down transaction which closed on June 30, 2014.

Table 1: Selected Financial Results

	Three Months Ended		Nine Months Ended
(dollars in millions)	9/30/14	9/30/13	9/30/14	9/30/13
Operating Revenue	161	126	435	261
Net Income	31	49	91	95
Adjusted EBITDA	140	103	341	200
Cash Available for Distribution	94	57	137	89

Table 2: Selected Operating Results

	Three Months Ended		Nine Months Ended
(MWh and MWht in thousands)	9/30/14	9/30/13	9/30/14	9/30/13
Equivalent Availability Factor (Conventional)	99.5%	93.5%	94.2%	94.4%
Renewable Generation Sold (MWh)	497	296	1,184	831
Thermal Generation Sold (MWht)(1)	532	438	1,765	1,355

(1) Also includes Thermal MWh sold

Segment Results

Table 3: Adjusted EBITDA

(dollars in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/14	9/30/13	9/30/14	9/30/13
Conventional	62	52	172	86
Renewable	62	39	125	86
Thermal	18	13	50	33
Corporate	(2)	(1)	(6)	(5)
Adjusted EBITDA	140	103	341	200

Table 4: Net Income/(Loss)

(dollars in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/14	9/30/13	9/30/14	9/30/13
Conventional	34	32	78	52
Renewable	11	17	25	38
Thermal	9	6	28	15
Corporate	(23)	(6)	(40)	(10)
Net Income	31	49	91	95

For the quarter ended September 30, 2014, NRG Yield reported Net Income of approximately $31 million, Adjusted EBITDA of $140 million and CAFD of $94 million. Adjusted EBITDA was higher by $37 million and CAFD was $22 million higher than the same quarter of 2013 as new assets came online during the third and fourth quarters of 2013 and the Alta acquisition closed during the third quarter of 2014.

Operational Performance

For the third quarter of 2014, NRG Yield maintained strong safety performance and continues to have no incidents through 2014. Additionally, generation in the Renewable segment was 67.9% higher in the third quarter versus the same period in 2013 as a result of the Alta Wind acquisition. In the Conventional segment, availability increased from the same period last year as a result of improved availability at El Segundo Energy Center.

Liquidity and Capital Resources

Table 5: Liquidity

(dollars in millions)	9/30/14	6/30/14	12/31/13
Cash and Cash Equivalents	372	87	59
Restricted Cash	54	23	67
Total Cash	426	110	126
Revolver Availability	423	450	60
Total Liquidity	849	560	186
Excess Cash From Equity and Debt Offerings(1)	—	188	—
Expected Letters of Credit to be posted for Alta Wind Assets	—	(30)	—
Total Pro Forma Liquidity	849	718	186

(1) Represents excess proceeds from the debt and equity offerings, net of Alta acquisition

Total liquidity as of September 30, 2014 was $849 million, an increase of $663 million from December 31, 2013. This reflects an increase in revolver availability of $363 million, as well as changes in cash driven by:

•                  $1,861 million of cash inflows, consisting of the following items:

•                  $898 million proceeds from the issuance of long-term debt and project financings, net of debt issuance costs

•                  $630 million of proceeds from issuance of Class A common stock

•                  $194 million of net cash provided by operating activities

•                  $137 million of proceeds from renewable energy grants

•                  $2 million of other cash inflows

•                  Offset by $1,576 million of cash outflows, consisting of the following items:

•                  $901 million payment for Alta acquisition

•                  $357 million payment to NRG for purchase of ROFO assets

•                  $195 million for payments for long-term debt

•                  $95 million of dividends and distributions to NRG Yield shareholders and NRG

•                  $28 million in capital expenditures

Completed Purchase of Alta Wind facility

On August 12, 2014, NRG Yield completed the acquisition of the Alta Wind facility located in Tehachapi, CA, from Terra-Gen Power, LLC for $923 million, which consisted of a base purchase price of $870 million as well as a payment for working capital of $53 million, plus the assumption of $1.6 billion of non-recourse project-level debt. The acquisition, which totals 947 megawatts (MW) of operating wind capacity, also includes a portfolio of land leases associated with the Alta Wind facility. NRG Yield funded the purchase price through a combination of the net proceeds of $492 million from issued “Green Bonds” (due 2024 at a coupon rate of 5.375%) and proceeds from the July 29, 2014 sale of 12,075,000 shares of Class A common stock. The acquisition is expected to increase the annual run-rate EBITDA by approximately $220 million and CAFD by approximately $70 million (before debt service associated with acquisition financing) by 2016.

Acquisition of Second Set of Assets from NRG

On November 4, 2014, NRG Yield entered into a definitive agreement to acquire the following assets from NRG: Walnut Creek, Tapestry and Laredo Ridge for $480 million in total cash consideration, plus assumed project debt of $746 million(4) excluding adjustments for working capital at close. The sale is subject to certain third party approvals and is expected to close this quarter. NRG Yield intends to fund the purchase with cash on hand and by drawing funds under the revolving credit facility. The acquisition is expected to increase annual run-rate Adjusted EBITDA by approximately $120 million and annual run-rate CAFD by approximately $35 million (before interest expenses related to the revolver draw). These assets will augment NRG Yield’s portfolio with an additional 211 MW of wind generation and 500 MW of natural gas generation.

Project Debt Repricings

On July 9, 2014, Avra Valley amended its credit agreement to increase its borrowings by $3 million and to reduce the related interest rate from 3 month LIBOR plus an applicable margin of 2.25% to 3 month LIBOR plus 1.75%. The proceeds were used to pay the amendment fees to the lender, to pay advisor fees, and to issue a $2.6 million distribution to NRG Yield Operating LLC.

On July 17, 2014, Marsh Landing amended its credit agreement to increase its borrowings by $34 million and to reduce the related interest rates for Tranche A and B borrowings. The Tranche A interest rate was reduced from 3 month LIBOR plus an applicable margin of 2.75% to 3 month LIBOR plus 1.75%, and the Tranche B interest rate was reduced from 3 month LIBOR plus an applicable margin of 3.00% to 3 month LIBOR plus 1.875%. The proceeds from the borrowings were utilized to make a distribution of $29 million to NRG Yield Operating LLC and to fund the costs of the amendment, including advisor fees and amendment fees to the lenders.

Quarterly Dividend

On July 29, 2014, the Company’s Board of Directors declared a quarterly dividend on Class A common stock of $0.365 per share ($1.46 per share annualized) which was paid on September 15, 2014 to shareholders of record as of September 2, 2014.

On November 5, 2014, the Company’s Board of Directors declared a quarterly dividend on Class A common stock of $0.375 per share ($1.50 per share annualized) payable on December 15, 2014 to shareholders of record as of December 1, 2014. This equates to a 2.7% increase over the prior quarter.

Financial Guidance

The company is reaffirming Full Year 2014 Adjusted EBITDA of $455 million and CAFD of $145 million.

The company is initiating 2015 Full Year guidance of $585 million Adjusted EBITDA and $160 million CAFD.

This guidance does not include the planned acquisition of Walnut Creek, Tapestry, and Laredo Ridge. Following closing of transaction, guidance will be updated accordingly.

(4)  Prior to the closing of the transaction, debt associated with Laredo Ridge will be refinanced. As of September 30, 2014 total project debt for the three assets was approximately $705 million.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance

(dollars in millions)	2014 Full Year	2015 Full Year
Adjusted EBITDA	455	585
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(74)	(72)
Cash distributions from unconsolidated affiliates	41	38
Cash interest paid	(130)	(203)
Maintenance capital expenditures	(11)	(16)
Change in other assets	(15)	(12)
Principal amortization of indebtedness	(121)	(160)
Estimated Cash Available for Distribution	145	160

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than 1.5 million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to close the drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, November 5, 2014, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Dave Knox
713.537.2130

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2014	2013	2014	2013
Operating Revenues
Total operating revenues	$161	$126	$435	$261
Operating Costs and Expenses
Cost of operations	52	44	157	105
Depreciation and amortization	34	18	94	38
General and administrative — affiliate	3	1	7	5
Acquisition-related transaction and integration costs	2	—	2	—
Total operating costs and expenses	91	63	260	148
Operating Income	70	63	175	113
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	11	12	26	18
Other income, net	1	—	2	1
Interest expense	(41)	(21)	(97)	(32)
Total other expense	(29)	(9)	(69)	(13)
Income Before Income Taxes	41	54	106	100
Income tax expense	10	5	15	5
Net Income	31	49	91	95
Less: Pre-acquisition net income of Acquired ROFO Assets	—	9	17	10
Less: Predecessor income prior to initial public offering on July 22, 2013	—	9	—	54
Net Income Subsequent to Initial Public Offering and Excluding Pre-acquisition Net Income of Acquired ROFO Assets	31	31	74	31
Less: Income attributable to NRG (a)	25	22	58	22
Net Income Attributable to NRG Yield, Inc.	$6	$9	$16	$9

Basic and Diluted Earnings per Share Attributable to Class A Common Stockholders
Weighted average number of Class A common shares outstanding	31	23	25	23
Basic and Diluted Earnings per Class A Common Share	$0.20	$0.39	$0.62	$0.39
Dividends per Class A Common Share	$0.365	$—	$1.045	$—

(a) The calculation of income attributable to NRG excludes pre-acquisition net income of the Acquired ROFO Assets.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In millions)
Net Income	$31	$49	$91	$95
Other Comprehensive Income (Loss), net of tax
Unrealized gain (loss) on derivatives	7	5	(17)	34
Other comprehensive income (loss)	7	5	(17)	34
Comprehensive Income	38	54	74	129
Less: Predecessor comprehensive income prior to initial public offering on July 22, 2013	—	9	—	73
Less: Pre-acquisition net income of Acquired ROFO Assets	—	9	17	10
Less: Comprehensive income attributable to NRG	30	28	48	38
Comprehensive Income Attributable to NRG Yield, Inc.	$8	$8	$9	$8

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$372	$59
Restricted cash	54	67
Accounts receivable — trade	80	51
Accounts receivable — affiliate	4	5
Inventory	17	15
Derivative instruments	—	1
Notes receivable	6	6
Renewable energy grant receivable	—	147
Prepayments and other current assets	22	27
Total current assets	555	378
Property, plant and equipment
In service	3,535	2,459
Under construction	7	6
Total property, plant and equipment	3,542	2,465
Less accumulated depreciation	(266)	(174)
Net property, plant and equipment	3,276	2,291
Other Assets
Equity investments in affiliates	230	227
Notes receivable	17	21
Notes receivable — affiliate	—	2
Intangible assets, net of accumulated amortization of $17 and $6	1,517	103
Derivative instruments	7	20
Deferred income taxes	204	146
Other non-current assets	93	50
Total other assets	2,068	569
Total Assets	$5,899	$3,238

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

(In millions, except share information)	September 30, 2014	December 31, 2013
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$157	$214
Accounts payable	15	42
Accounts payable — affiliate	48	52
Derivative instruments	30	31
Accrued expenses and other current liabilities	52	30
Total current liabilities	302	369
Other Liabilities
Long-term debt	3,926	1,569
Out-of-market contracts	5	5
Derivative instruments	23	16
Other non-current liabilities	29	27
Total non-current liabilities	3,983	1,617
Total Liabilities	4,285	1,986
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 34,586,250 shares issued	—	—
Class B common stock, $0.01 par value; 500,000,000 shares authorized; 42,738,750 shares issued	—	—
Additional paid-in capital	1,336	621
Retained earnings	5	8
Accumulated other comprehensive loss	(6)	—
Noncontrolling interest	279	623
Total Stockholders’ Equity	1,614	1,252
Total Liabilities and Stockholders’ Equity	$5,899	$3,238

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2014	2013
	(In millions)
Cash Flows from Operating Activities
Net income	$91	$95
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Distributions and equity in earnings of unconsolidated affiliates	17	(10)
Depreciation and amortization	94	38
Amortization of financing costs and debt discount/premium	8	1
Amortization of intangibles and out-of-market contracts	8	2
Changes in deferred income taxes	15	5
Changes in derivative instruments	(5)	(14)
Changes in other working capital	(34)	(27)
Net Cash Provided by Operating Activities	194	90
Cash Flows from Investing Activities
Payment for Alta Acquisition	(901)	—
Payment to NRG for Acquired ROFO Assets	(357)	—
Capital expenditures	(28)	(339)
Decrease (increase) in restricted cash	28	(88)
Decrease in notes receivable, including affiliates	6	4
Proceeds from renewable energy grants	137	24
Investments in unconsolidated affiliates	(17)	(19)
Other	11	—
Net Cash Used in Investing Activities	(1,121)	(418)
Cash Flows from Financing Activities
Capital contributions from NRG	2	150
Return of capital to NRG	(23)	—
Payment of dividends and distributions	(72)	(707)
Proceeds from issuance of long-term debt — external	924	558
Payment of debt issuance costs	(26)	(5)
Payment of borrowings from affiliate	—	(2)
Payments for long-term debt — external	(195)	(35)
Proceeds from the issuance of Class A common stock	630	468
Net Cash Provided by Financing Activities	1,240	427
Net Increase in Cash and Cash Equivalents	313	99
Cash and Cash Equivalents at Beginning of Period	59	22
Cash and Cash Equivalents at End of Period	$372	$121

Appendix Table A-1: Third Quarter 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	34	11	9	(23)	31
Plus:
Income Tax	—	—	—	10	10
Interest Expense, net	10	19	2	9	40
Depreciation, Amortization, and ARO Expense	15	14	5	—	34
Contract Amortization	—	6	2	—	8
Merger and Transaction Costs	—	—	—	2	2
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	12	—	—	15

Adjusted EBITDA	62	62	18	(2)	140

Appendix Table A-2: Third Quarter 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	32	17	6	(6)	49
Plus:
Income Tax	—	—	—	5	5
Interest Expense, net	10	9	2	—	21
Depreciation, Amortization, and ARO Expense	8	7	4	—	19
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	2	6	—	—	8

Adjusted EBITDA	52	39	13	(1)	103

Appendix Table A-3: YTD September 30 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	78	25	28	(40)	91
Plus:
Income Tax	—	—	—	15	15
Interest Expense, net	32	41	6	17	96
Depreciation, Amortization, and ARO Expense	51	29	14	—	94
Contract Amortization	—	6	2	—	8
Merger and Transaction Costs	—	—	—	2	2
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	11	24	—	—	35

Adjusted EBITDA	172	125	50	(6)	341

Appendix Table A-4: YTD September 30, 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(dollars in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	52	38	15	(10)	95
Plus:
Income Tax	—	—	—	5	5
Interest Expense, net	13	13	6	—	32
Depreciation, Amortization, and ARO Expense	10	18	11	—	39
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	11	17	—	—	28

Adjusted EBITDA	86	86	33	(5)	200

Appendix A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(dollars in millions)	9/30/14	9/30/13	9/30/14	9/30/13
Adjusted EBITDA	140	103	341	200
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(27)	(29)	(61)	(46)
Cash distributions from unconsolidated affiliates	28	(1)	38	10
Cash interest paid	(33)	(23)	(78)	(50)
Maintenance Capital expenditures	2	(3)	(3)	(5)
Change in other assets	30	18	(11)	13
Principal amortization of indebtedness	(46)	(8)	(89)	(33)
Cash Available for Distribution	94	57	137	89

Appendix Table A-6: Adjusted EBITDA Guidance Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income:

For the Twelve Months Ending
(dollars in millions)	12/31/14
Net Income	122
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation, Amortization, and ARO Expense	136
Interest expense, net	127
Income tax expense	18
Contract Amortization	2
Merger and Transaction Costs	2
Adjustment to reflect pro-rata Adjusted EBITDA from unconsolidated affiliates	48
Adjusted EBITDA	455

Appendix Table A-7: Adjusted NRG Yield Drop Down Assets Projected Reg G

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income before taxes:

2014 Q4 Drop Downs
(dollars in millions)	Annual Run-Rate
Income Before Taxes	3
Adjustments to income before taxes to arrive at Adjusted EBITDA:
Depreciation, Amortization, and ARO Expense	81
Interest expense, net	36
Adjusted EBITDA	120
Cash Interest Paid	(33)
Working Capital / Other	1
Maintenance Capital Expenditures	—
Principal amortization of indebtedness	(53)
Cash Available for Distribution	35

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.